SECURITIES ACT OF 1933 FILE NO:    (IF APPLICATION TO DETERMINE ELIGIBILITY
         OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

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                       THE FIRST NATIONAL BANK OF BOSTON
             (Exact name of trustee as specified in its charter)


                                   04-2472499
                      (I.R.S. Employer Identification No.)


 100 Federal Street, Boston, Massachusetts                     02110
  (Address of principal executive offices)                   (Zip Code)

                  Gary A. Speiss, Cashier and General Counsel
   100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870
           (Name, address and telephone number of agent for service)

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                            XEROX CREDIT CORPORATION
             (Exact name of obligor as specified in its charter)


            Delaware                                      06-1024525
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)

           800 LONG RIDGE ROAD
              STAMFORD, CT.                               06904-2347
(Address of principal executive offices)                  (Zip Code)


                               DEBT SECURITIES
                        (Title of indenture securities)


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1. General Information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

   Comptroller of the Currency of the United States, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

   (b) Whether it is authorized to exercise corporate trust powers.

   Trustee is authorized to exercise corporate trust powers.

2. Affiliations with Obligor and Underwriters.

   If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

   None with respect to the Trustee
   None with respect to Bank of Boston Corporation.

3. through 15 Not applicable.

16. List of Exhibits.

   List below all exhibits filed as part of this statement of eligibility and qualification.

   1. A copy of the articles of association of the trustee as now in effect.

   A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

   2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

   A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

  3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

   A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

   4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

   A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-25754 and is incorporated herein by reference thereto.

   5. The consent of the trustee required by Section 321(b) of the Act.

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   The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

   6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

   A copy of the latest report of condition of the trustees published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


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                                  SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and Commonwealth of Massachusetts, on the 31st day of July, 1995.


                                      THE FIRST NATIONAL BANK OF BOSTON, Trustee

                                       By:    /s/    DONNA L. GERMANO
                                          --------------------------------------
                                                     Donna L. Germano
                                                  Senior Account Manager










                                   EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Xerox Credit Corporation Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.




                                      THE FIRST NATIONAL BANK OF BOSTON, Trustee

                                       By:    /s/    DONNA L. GERMANO
                                          --------------------------------------
                                                     Donna L. Germano
                                                  Senior Account Manager



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                                   EXHIBIT 7

              CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC
                          AND FOREIGN SUBSIDIARIES,
                                       OF
                       THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                        Dollar
                                                                      Amounts in
                                                                       Thousands
                                                                      ----------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ..............  $ 1,862,093
      Interest-bearing balances ...................................    1,551,280
Securities ........................................................    3,935,691
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
  and Agreement subsidiaries, and in IBF's:
    Federal funds sold ............................................      758,937
    Securities purchased under agreements to resell ...............            0
Loans and lease financing receivables:
    Loans and leases, net of unearned income ........  $25,796,462
    LESS: Allowance for loan and lease losses .......      534,630
    LESS: Allocated transfer risk reserve ...........            0
    Loans and leases, net of unearned income, allowance
      and reserve .................................................   25,261,832
Assets held in trading accounts ...................................      840,348
Premises and fixed assets (including capitalized leases) ..........      398,475
Other real estate owned ...........................................       48,504
Investments in unconsolidated subsidiaries and
  associated companies ............................................      103,670
Customers' liability to this bank on acceptances outstanding ......      304,031
Intangible assets .................................................      651,394
Other assets ......................................................    1,170,251
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    Total Assets ..................................................  $36,886,506
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                                  LIABILITIES

Deposits:
  In domestic offices .............................................  $14,924,310
  Noninterest-bearing ...............................  $ 4,035,673
  Interest-bearing ..................................   10,888,637
In foreign offices, Edge and Agreement subsidiaries,
  and IBF's .......................................................    9,998,764
    Noninterest-bearing .............................      570,582
    Interest-bearing ................................    9,428,182
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
  its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds purchased .......................................    2,464,904
    Securities sold under agreements to repurchase ................      277,077
Demand notes issued to the U.S. Treasury ..........................      364,045
Trading Liabilities ...............................................      227,865
Other borrowed money ..............................................    3,875,462
Mortgage indebtedness and obligations under capitalized leases ....       14,007
Bank's liability on acceptances executed and outstanding ..........      305,512
Subordinated notes and debentures .................................      979,167
Other liabilities .................................................    1,022,105
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    Total Liabilities .............................................  $34,453,218
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Limited-life preferred stock and equity capital ...................            0

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                                 EQUITY CAPITAL


Perpetual preferred stock and related surplus ....................  $         0
Common stock .....................................................       82,264
Surplus ..........................................................      987,524
Undivided profits and capital reserves ...........................    1,408,062
LESS: Net unrealized loss on marketable equity securities ........      (39,027)
Cumulative foreign currency translation adjustments ..............       (5,535)
Total equity capital .............................................    2,433,288
                                                                    -----------
    Total Liabilities, Limited-life preferred stock, and equity ..  $36,866,506
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     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                           Robert T. Jefferson

                                                          February 13, 1995


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                           Charles K. Gifford
                                           Ira Stepanian
                                           J. Donald Monan
                                              Directors


                                                          February 13, 1995